CONTACT:	FOR IMMEDIATE RELEASE
Laura Hughes	November 15, 2019
Executive Vice President
Chief Marketing Officer
(563)589-2148
lhughes@htlf.com

ROBERT B. ENGEL JOINS HEARTLAND FINANCIAL USA, INC. BOARD OF DIRECTORS

DUBUQUE, IA – November 15, 2019 - Heartland Financial USA, Inc. (“Heartland”) announced that Robert B. Engel will serve as an independent director on the Heartland Board of Directors.

“With more than 40 years of business and leadership experience, Bob adds a valuable blend of strategic knowledge and experience to the Heartland Board of Directors,” commented Lynn B. Fuller, Executive Operating Chairman. “His focus on growth was only surpassed by his focus on the development of his team and the success of the communities in which his teams’ served. His dedication aligns perfectly with the values Heartland lives every day,” added Fuller.

Bob serves as Chief Executive Officer and Managing Director of BLT Advisory Services, LLC, a boutique advisory firm. Prior to BLT Advisory Services. He worked in the banking industry for more than 30 years, including 17 years at CoBank, ACB in Denver, CO, serving first as President and Chief Operating Officer and subsequently being promoted to President and Chief Executive Officer, responsible for leading the bank’s strategic and business initiatives, in the same markets currently served by Heartland member banks. Under his leadership, CoBank delivered 17 consecutive years of earnings growth and was consistently rated among the safest banks in the world by Global Finance Magazine. “Bob’s proven C-level financial services expertise and his ability to transform and innovate while providing superior customer experiences reinforces him as an asset to Heartland. He will help us live our mission and actively work to achieve our vision,” concluded Fuller.

Bob serves on the Citywide Bank Board of Directors, a subsidiary bank of Heartland Financial USA, Inc. He is active on several boards and nonprofit organizations, is a recipient of the Ellis Island Medal of Honor, and was also named Corporate Citizen of the Year in 2016 by the Denver Business Journal. He earned a bachelor’s degree in accounting and an honorary doctorate, both from Niagara University.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of $12.6 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 114 banking locations serving 84 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

About Citywide Banks
Citywide Banks, is a subsidiary of Heartland Financial USA, Inc. (NASDAQ:HTLF). Citywide Banks is a state-chartered, community-invested bank with assets of approximately $2.3 billion and banking centers located across

Colorado's Front Range, Foothills and Mountain communities. Citywide Banks is committed to delivering responsive service, local expertise, and comprehensive financial tools for Colorado businesses and families. For more than 50 years, Citywide Banks has been dedicated to finding ways it can impact its local community and to move Colorado forward. Visit www.citywidebanks.com to learn more. Citywide Banks is a member FDIC and an Equal Housing Lender.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland’s ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.
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